                                                                  EXHIBIT 10.10




                   Cooperative Agreement Under 10 U.S.C. 2371
                                    between
                          The United States of America
                   U.S. Air Force, Air Force Material Command
                                Rome Laboratory
                             26 Electronic Parkway
                          Griffiss AFB, NY 13441-4514
                                      with

          Object Technology for Rapid Software Development Consortium
                             13100 Worldgate Drive
                                   Suite 340
                               Herndon, VA 22070

          Concerning Object Technology for Rapid Software Development

Agreement No.: F30602-95-2-0006
PR/ARPA Order No.: AO#C540/PR C-5-2753
Total Amount of the Agreement: $11,903,054
Government share: $5,897,817
Consortium share: $6,005,237
Authority: 10 U.S.C. 2511/2371
Catalog of Federal Domestic Assistance number: Technology Reinvestment Projects-12.911

For: Object Technology for Rapid         For: The United States of America
     Software Development Consortium          Rome Laboratory

Joseph M. Fox         4-5-95              Carla Wallaesa             4/7/95
----------------------------------       -------------------------------------
Signature              Date              Signature              Effective Date


Joseph M. Fox, Chairman                   CARLA WALLAESA
----------------------------------       -------------------------------------
Name, Title                              Name, Grants Officer








Agreement No.: F30602-95-2-0006                                          Page 1

                                                Agreement No. F30602-95-2-0006



                              Table of Contents




Articles                                                                Page
--------                                                                ----
 Part I                  Administrative Information
 ------                  --------------------------
Article 1                Definitions                                     4
Article 2                Administrative Requirements                     5
Article 3                Administrative Responsibilities                 5

 Part II                 Term
 -------                 ----
Article 4                Recognition of Pre-Award Costs                  6
Article 5                Term of the Agreement                           6
Article 6                Termination                                     7
Article 7                Extending the Term                              7

 Part III                Management of the Project
 --------                -------------------------
Article 8                Scope and Management of the Program             7
Article 9                Consortium Administration                       8
Article 10               Consortium Management Committee                 8
Article 11               Program Management Planning Process             9
Article 12               Modifications                                   9
Article 13               Title to Property                              10

 Part IV                 Financial Matters
 -------                 -----------------
Article 14               Cost Principles                                10
Article 15               Standards for Financial Management Systems     10
Article 16               Allotted Funding                               11
Article 17               Payment                                        11
Article 18               Program Income                                 11
Article 19               Cost Sharing and Matching                      12

 Part V                  Disputes
 ------                  --------
Article 20               Disputes                                       12

 Part VI                 Intellectual Property Rights
 -------                 ----------------------------
Article 21               Inventions                                     13
Article 22               Data Rights                                    14
Article 23               Foreign Access to Technology                   16

 Part VII                Technical and Financial Reporting
 --------                ---------------------------------
Article 24               Quarterly Reports                              18
Article 25               Annual Program Plan                            18
Article 26               Special Technical Reports                      19
Article 27               Final Report                                   19



                                                 Agreement No. F30602-95-2-0006



 Part VIII          Miscellaneous Performance Issues
 ---------          --------------------------------
Article 28          Limitation of Liability                         19
Article 29          Using Technical Information Resources           20
Article 30          Procurement Standards                           20

 Part IX            Certifications
 -------            --------------
Article 31          Certification                                   20

Attachments
-----------

 1                  Project Plan and Statement of Work
 2                  Schedule of Milestones
 3                  Cost Matching Summary and Schedule



                                                Agreement No. F30602-95-2-0006

PART I. ADMINISTRATIVE INFORMATION

Article 1. Definitions

The term "parties" as used herein shall refer to the Object Technology for Rapid Software Development Consortium and the United States of America, hereinafter called the Government, represented by Rome Laboratory.

The term "agreement" as used herein shall refer to these articles and the attachments hereto.

The term "agreement year" as used herein shall refer to each consecutive twelve month period from the effective date of this agreement throughout the term of the agreement.

The term "consortium" as used herein shall refer to the Object
Technology for Rapid Software Development Consortium which was formed in accordance with the Articles of Collaboration ("Consortium Agreement") entered into between the Consortium Members.

The term "program" as used herein shall refer to the Object Technology for Rapid Software Development effort.

The term "Code" as used herein shall mean computer programming code, including both Object Code and Source Code.

    "Object Code" is the computer programming code substantially in binary form. It is directly executable by a computer after processing, but without compilation or assembly.

"Source Code" is the computer programming code, other than Object Code, and related Source Code level system documentation, comments and procedural code, such as job control language. It may be printed out or displayed in a form readable and understandable by a programmer of ordinary skill.

The term "Computer Software" as used herein shall mean computer programs and computer data bases, and Computer Software Documentation.

The term "Computer Software Documentation" as used herein shall mean Technical Data, including computer listings and printouts, in human readable form which:

    Document the design and details of Computer Software
    Explains the capabilities of the Computer Software, and Provides operating instructions for using the Computer Software to obtain desired results from the computer.

The term "consortium participants" or "members" as used herein shall refer to the members of the consortium as follows:

                                                  Agreement No. F30602-95-2-0006


                            Template Software, Inc.
                                IBM Corporation
                          Honeywell Technology Center
                                ISX Corporation

Article 2. Administrative Requirements

A. This agreement will be implemented under the terms and conditions stated herein and administered in accordance with the Interim-Guidance draft of DOD 3210.6-R, the DOD Grant and Agreement Regulations (DODGARs) (4 Feb 94) Parts 22, 25, 28, 31, 34, 36, and 37, except as modified by the terms and conditions stated herein.

B. In the event of a conflict between the terms of this agreement and other governing documents, the following shall be the order of precedence, in descending order:

      1.   The articles in this agreement
      2.   The attachments to this agreement
      3.   The Articles of Collaboration.

Article 3. Administrative Responsibilities

A.   Government representatives are:

      Grants Officer/Agreement Administrator: Carla Wallaesa
                                              Rome Laboratory/PKPF
                                              26 Electronic Parkway
                                              Griffiss Air Force Base,
                                              NY 13441-4514
                                              Phone:(315) 330-7092
                                              FAX:  (315) 330-4256


      Grants Administration Office:           Rome Laboratory/PKPF
                                              26 Electronic Parkway
                                              Griffiss Air Force Base,
                                              NY 13441-4514

      Government Program Manager:             Howard Shrobe
                                              3701 North Fairfax Drive
                                              Arlington, VA 22203
                                              Phone: (703) 696-4466
                                              FAX: (703) 696-2202

                                                  Agreement No. F30602-95-2-0006

      Government Program Monitor         Nancy Roberts
                                         Rome Laboratory/C3AB
                                         525 Brooks Road
                                         Griffiss Air Force Base, NY 13441-4505
                                         Phone:(315) 330-2925
                                         Fax: (315) 330-2807

      Payment Office:                    Rome Laboratory/FMFC
                                         (submit invoices to the Grants Officer)

      Servicing Staff Judge Advocate's
      office                             (for invention reporting):
                                         Rome Laboratory/JA
                                         26 Electronic Parkway
                                         Griffiss Air Force Base, NY 13441-4514

B.   Consortium representatives are:

      Consortium Administrator and Remittance Address:  Kimberly Osgood
                                                        Template Software, Inc.
                                                        13100 Worldgate Drive
                                                        Suite 340
                                                        Herndon, VA 22070

      Consortium Program Manager:                       Charles Droz
                                                        Template Software, Inc.
                                                        13100 Worldgate Drive
                                                        Suite 340
                                                        Herndon, VA 22070
                                                        Phone:   (703) 413-3016
                                                        FAX: (703) 413-7137

PART II.  TERM

Article 4. Recognition of Pre-Award Costs

Costs incurred by the Consortium after October 20, 1994 and In-Kind Contributions of $1,520,900 shall be determined allowable to the same extent as if incurred after award.

Article 5. Term of the Agreement

The term of this agreement commences on the effective date shown on the face of the agreement, and continues for twenty-four (24) months unless terminated as provided herein. If all funds are expended prior to the end of the term, the parties have no obligation to continue performance and may elect to cease performance at that point. Articles in this agreement which by their express terms or by necessary implication,

                                                  Agreement No. F30602-95-2-0006

apply for periods of time other than as specified in this article shall be given effect, notwithstanding this article.

Article 6. Termination

A. This agreement may be terminated by either party upon written notice to the other party, based upon a reasonable determination that the project will not produce beneficial results commensurate with the expenditure of resources.
Such written notice shall be preceded by consultation between the parties. In the event of a termination, the Government shall have license rights consistent with the Article below entitled "Data Rights" to Data developed under this Agreement through such termination so long as the Government makes all payments for the Government share of actual costs expended through the date of termination.

B. The Government and the consortium, acting through its Consortium Management Committee, will negotiate in good faith a reasonable and timely adjustment of all outstanding issues between the Parties at the time of termination. The Government shall reimburse the consortium for the Government share of the obligations properly incurred by the consortium prior to termination and the Government share of those noncancellable obligations that remain after the termination.

Article 7. Extending the Term

If the parties agree, the term of this agreement may be extended if funds are available and research opportunities reasonably warrant. Any extension shall be formalized through modification of the agreement by the grants officer and the consortium program administrator.

PART III.  MANAGEMENT OF THE PROJECT

Article 8. Scope and Management of the Program

A. This agreement recognizes the relationship contemplated in the document identified as "Consortium Agreement - Articles of Collaboration for Object Technology for Rapid Software Development", which binds consortium members and brings them within the scope of this agreement. The Government and the consortium are bound to each other by a duty of good faith and best effort to achieve the goals of this agreement. This agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, or other business organization. This Agreement is not a procurement contract or grant agreement for the purposes of FAR Subpart 31.205-18.

                                                  Agreement No. F30602-95-2-0006

B. The consortium shall use its best efforts to perform a coordinated research and development program carried out in accordance with the statement of work entitled "Object Technology for Rapid Software Development" Attachment 1 to this agreement. The consortium shall submit all documentation required by Part VIII, Technical and Financial Reporting.

C. The overall management, including technical, programmatic, reporting, financial and administrative matters, of the coordinated research program established under this agreement shall be accomplished by the CMC. The Government program manager may interact with the consortium to promote effective collaboration between the consortium and the Government.

Article 9. Consortium Administration
A. In accordance with the Articles of Collaboration, the consortium member that will act on behalf of the consortium in executing this agreement, and any future modifications to it, is the consortium administrator, Template Software, Inc. All financial transactions between the Government and the consortium, including payment, will be made with the consortium administrator.

B. The CMC will immediately notify the grants officer in writing if at any time the Articles of Collaboration are changed such that these duties are assigned to another member.

Article 10.  Consortium Management Committee

A. In accordance with the Articles of Collaboration, the CMC shall be comprised of one representative from each consortium member "Voting Representative", and may bind the consortium members in project decisions. All decisions shall be made by unanimous vote of the Voting Representatives of the CMC. However, the following CMC decisions are always subject to Government approval:

     1. Changes to the Articles of Collaboration if such changes substantially alter the relationship of the consortium as originally agreed upon when this agreement was executed;

     2. Changes to, or elimination of, any Government funding allocation to any consortium member.

     3. Technical and/or funding revisions to this agreement; and

     4. Admission, replacement, or deletion of consortium members.

The Consortium shall notify the Government of the above decisions in writing and the Government shall provide the Consortium written notice of its approval or disapproval within 10 days of such notification or extended time period mutually agreed upon by the

                                                  Agreement No. F30602-95-2-0006

parties. In the event the Government does not provide such notification within the time period stated, the decision will be deemed approved by the Government.

B. The CMC will establish a schedule of quarterly technical meetings ("TRP Meetings") and notify all consortium members and the Government program manager of the schedule. In the event of a change to the schedule, the CMC will notify all consortium members and the Government program manager at least thirty (30) days in advance of the next meeting.

C. A quorum of representatives of consortium members is required at all TRP Meetings. In addition, every TRP Meeting must include the Government program manager or designee. Other Government personnel, as deemed appropriate, may also participate.

Article 11. Program Management Planning Process

A. For the first agreement year, the consortium will follow the annual program plan that is contained in the Statement of Work (Attachment 1), and the Schedule of Milestones (Attachment 2).

B. The CMC, with Government program manager involvement, will prepare an Annual Program Plan in the first quarter of each subsequent agreement year. This Plan will be presented for review and approval by the CMC concurrent with the appropriate quarterly meeting of the CMC attended by the consortium members, the Government program manager, and other Government personnel as appropriate.

C. The Annual Program Plan provides a detailed schedule of project activities, commits the consortium to use its best efforts to meet specific performance objectives and includes forecasted expenditures. The Annual Program Plan will consolidate all prior adjustments in the program schedule, including revisions/modifications to milestones.

Article 12.  Modifications
A. Modifications to this agreement may be proposed by either party. Only the grants officer has the authority to act on behalf of the Government to modify this agreement. The CMC will make recommendations for any modifications to this agreement in writing, including justifications to support any changes to the statement of work and/or the milestones, and submit them to the government program manager with a copy to the grants officer. The CMC shall detail the technical, chronological, and financial impact of the proposed modification to the program.

B. The grants officer may unilaterally issue minor or administrative agreement modifications, e.g., changes in the paying office or appropriation data, or changes to Government personnel identified in the agreement.

                                                  Agreement No. F30602-95-2-0006


Article 13.  Title to Property

Title to all real property and nonexpendable tangible personal property purchased by the consortium or members with federal funds under this agreement is vested in the Government. The consortium must obtain the prior approval of the grants officer before making any such purchases of real property or nonexpendable tangible personal property with federal funds under this award.

PART IV.  FINANCIAL MATTERS

Article 14.  Cost Principles

A. Federal funds and funds counted as the consortium's cost share or match, determined pursuant to Article 15 below, shall be used only for costs that:
     1. A reasonable and prudent person would incur, in carrying out the advanced research project contemplated by this agreement; and
     2. Are consistent with the purposes stated in the governing Congressional authorization and appropriation, 10 U.S.C 2511.

B. The parties recognize that the consortium, as a conduit, does not incur nor does it allocate any costs of its own to the consortium member costs directly incurred pursuant to this agreement.

Article 15.  Standards for Financial Management Systems

A. The consortium members shall maintain adequate records to account for the control and expenditure of Federal funds received and the participant's cost sharing or matching required under this agreement.

B. The consortium members shall establish and maintain accounting systems that:

      1.   Comply with Generally Accepted Accounting Principles.
      2. Control and properly document all cash receipts and disbursements.

C. The Consortium shall ensure that an audit of activities under this Agreement shall be conducted once within 12 months after the expiration or termination of this Agreement where such audit shall not extend beyond a two week period.
      1. Selection of Auditors
      The Consortium Members shall select an auditor(s), herein defined as an independent certified public accountant(s) who will review Consortium and Consortium Member expenditures.

                                                  Agreement No. F30602-95-2-0006

2.   Scope of Audit and Audit Objectives
     The auditor shall determine that the Consortium Member has fully accounted for the funding under this Agreement. The auditor shall issue a report which will include the auditor's opinion as to the amount of allowable costs under this agreement in accordance with the cost principles set forth in Article 14. The Consortium Member shall provide the Government a copy of the audit report within 30 days of its issuance by the auditor.

D. The Government reserves the right, once within 18 months after the expiration or termination of this Agreement, to examine the Consortium Members' direct cost financial records, which are limited to the records in connection with the direct charges of labor, travel, equipment, supplies, contracts, and materials under this agreement. This audit does not include the right to audit the content of the indirect pools. The Grants Officer or designee shall notify the Consortium in writing of his or her request to examine such direct cost financial records and the Consortium Members shall provide such records to the Government for examination at a mutually agreeable location within a reasonable time after such notification. Such examination shall be performed during business hours, on business days and shall be subject to the security requirements of the Consortium Members.

Article 16.  Allotted Funding

The following funds are allotted to this agreement:

        Fund Cite(s)                                          Amount
        ------------                                          ------

970400.1302 D14 4713 4V10000 0C5400 52753                 $5,897,817.00
63570E 503901 F03901 (C5400001)

Article 17.  Payment

The consortium shall be reimbursed by submitting Requests for Advance or Reimbursement (SF 270s). The original and two copies of each request for reimbursement shall be submitted by the consortium administrator to the Grants Administration Office no more frequently than semi-monthly. Payments will be made within thirty (30) calendar days after of receipt of the invoices by the Government unless the billing is improper.

Article 18.  Program Income

All income earned by the Consortium or the Consortium Members during the term of this Agreement shall be used to finance the non-Government share of the project. Program Income in excess of the non-Government share of the project, if any, shall accrue to the Consortium or the Consortium Member, respectively.

                                                  Agreement No. F30602-95-2-0006


Article 19.   Cost Sharing and Matching

A. The parties estimate that the statement of work for this agreement can only be accomplished with the consortium aggregate resource contribution of $6,005,237 and federal funds of $5,897,817 from October 20, 1994 through twenty-four 24 months after the effective date of this Agreement. The consortium agrees to provide the resources in the manner shown in Attachment
3. Failure of either party to provide its respective total contribution may result in a proportional reduction in funding by the grants officer.

B. The consortium's contributions may count as cost sharing or matching only to the extent that they are used for authorized purposes of the agreement, and such purposes are consistent with applicable cost principles.

PART V. DISPUTES

Article 20.  Disputes

A. General. Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this article. The Department of Defense's policy is to try to resolve all issues concerning agreements by mutual agreement at the grants officer's level.

B. Dispute Resolution Process.
     1. Any disagreement, claim or dispute between the Government and the consortium concerning questions of fact or law arising from or in connection with this agreement, whether or not involving an alleged breach of this agreement, may be raised only under this article.

     2. Whenever disputes, disagreements, or misunderstandings arise, the parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. Failing resolution by mutual agreement, the consortium shall submit to the grants officer the written, relevant facts, identifying unresolved issues and specifying the clarification or remedy sought. Within 60 calendar days of receipt of the written claim or issue in dispute, the grants officer shall either:

         a. Prepare a written decision on the issue, including the basis for the decision, or
         b. Notify the consortium of a specific date when he or she will render a written decision, if more time is required to do so. The notice will include the reason for delaying the decision.

     3. In the event the consortium decides to appeal the decision of the grants officer, they must do so within 30 calendar days of receipt of the decision. The appeal must be submitted, in writing, to the Rome Laboratory Commander. The Commander

                                                  Agreement No. F30602-95-2-0006

shall conduct a review of the matter and issue a written decision within 30 calendar days of receipt of the written appeal. Any such decision is not subject to further administrative review and shall be final and binding unless the Consortium member, at this point seeks a final remedy in the court of competent jurisdiction or appropriate administrative authority.

PART VI.  INTELLECTUAL PROPERTY RIGHTS

Article 21.  Inventions

A. Part 401 of Title 37, Code of Federal Regulations, is incorporated by reference, in its entirety. The applicable clause is found at 37 CFR 401.14(a), and is modified as follows: replace the word "contractor" with "consortium"; replace the words "agency," "Federal Agency" and "funding Federal Agency" with "government"; replace the word "contract" with "agreement"; delete paragraphs (g)(2), (g)(3) and the words "to be performed by a small business firm or domestic nonprofit organization" from paragraph (g)(1); paragraph (1), Communications, point of contact on matters relating to this clause will be the servicing Staff Judge Advocate's office identified elsewhere in this agreement, and, in 401.14(c)(1), line 3, delete "two" and substitute "four"; Line 5, after "." the period mark, insert "Such disclosure shall be deemed to be notice of election by the Consortium Member to retain title to Subject Invention."

B. Pursuant to 401.1(a)(2), an invention which is made at any time outside the research activities of this agreement is deemed a Background Invention in which the Government shall have no rights, and title to all such Background Inventions which may be used in the performance of this Agreement shall at all times remain with the Consortium Member.

C. The consortium shall file Invention (Patent) Reports at the end of the term for this agreement. Final reports are due 60 days after the expiration of the final performance period. The consortium shall use DD Form 882, Report of Inventions and Subcontracts, to file an inventions report. Negative reports are also required. The consortium shall submit the original and one copy to the servicing Staff Judge Advocate's office, one copy to the Grants Administration Office, and one copy to the grants officer, if different from the Grants Administration Office.

D. Final payment cannot be made nor can the agreement be closed out until the consortium delivers to the Government all disclosures of subject inventions required by this agreement, an acceptable final report pursuant to the article entitled "Final Report," and all confirmatory instruments.

                                                  Agreement No. F30602-95-2-0006
Article 22.  Data Rights

A. "Data," as used in this Article, means recorded information, regardless of form or method of recording, which includes but is not limited to, Technical Data, Computer Software, trade secrets, and mask works. The term does not include financial, administrative, cost, pricing, or management information and does not include Subject Inventions included under Article 21.

     "Technical Data," as used in this article, means recorded information of a scientific or technical nature (including computer software documentation) regardless of the form or method of the recording. The term does not include Computer Software or Data incidental to Agreement administration, such as financial and/or management information.

B.   The Parties agree to the following categories of Data:
      1. Category A, "Background Data," as used in this article, means Data, the development of which was paid for by other than Government funds or Consortium cash contributions under this Agreement. This Data may have been developed or created by a Consortium Member prior to the effective date of this Agreement or outside of the work to be performed under this Agreement and includes Data which may be contributed to the Program by a Member as an In-Kind Contribution.
      2. Category B is Data developed by the Consortium in performance of the work specified under this Agreement and paid for by the Govemment, in whole or in part, and which cannot be disclosed without compromising Category A Data.
      3. Category C is Data developed by the Consortium in performance of the work specified under this Agreement and paid for by Government funds or Consortium cash contributions and excludes Category A and B Data.

C.   The allocation of principal rights are as follows:
      1. Ownership rights to Data and Technical Data generated under this Agreement shall vest in its Consortium Member(s) which develops such Data and/or Technical Data.
      2. Each Consortium Member shall retain title to its Category A Data and no rights in Category A Data shall be granted to the Government.
      3. In the event a Consortium Member does not reduce to practical application items, components, and processes developed under this Agreement within five years after the conclusion of this Agreement, the Government shall obtain the paid-up right to use, duplicate, or disclose Category B Data specifically developed under this Agreement and described in the Statement of Work attached hereto, in whole or in part, and in any manner, for Government purposes only, but such rights do not include the right to use, duplicate or disclose Source Code or prepare derivative works based upon any Code included in such Category B Data. Any rights or license to the Government for Code shall be for Object Code only. Government purposes includes competitive procurement and does not include the right to have or permit others to use, duplicate or

                                                  Agreement No. F30602-95-2-0006

disclose Category B Data for commercial or non-federal purposes. Execution of the Commercialization Plan within five (5) years after completion of this Agreement will be deemed as effective steps to achieving practical application of items, components, and processes developed in the Performance of this Agreement.
     4. Two years after the conclusion of this Agreement, the Government shall obtain the paid-up right to use, duplicate, or disclose Category C Data specifically developed under this Agreement and described in the Statement of Work attached hereto, in whole or in part, and in any manner, for Government purposes only, but such rights do not include the right to use, duplicate or disclose Source Code or prepare derivative works based upon any Code included in such Category C Data. Any rights or license to the Government for Code shall be for Object Code only. Government purposes include competitive procurement and does not include the right to have or permit others to use, duplicate or disclose Category C Data for commercial or non-federal purposes.
     5. Each Consortium Member will prepare a list of Category A and B Data (as practicable) for incorporation into this Agreement for the first year within a reasonable period following the date of this Agreement and subsequent years, as part of the annual planning process. Following mutual agreement of the Parties on the Category A and B Data, the grants officer will incorporate this list by written modification.

D. Each Consortium Member reserves the right to protect by copyright original works developed under this Agreement. Each Consortium Member(s) hereby grants license rights to the Government in such copyrighted materials of the same scope as the rights set forth in Paragraphs C.3 and C.4 above. Both Parties understand and agree that the license rights granted to the Government in this
Section in the case of Code is to the Object Code forms of computer programs only.

E. Any Data delivered under this Agreement shall be marked with the following legend: "Use, duplication, or disclosure is subject to the restrictions as stated in Cooperative Agreement F30602-95-2-0006 between Rome Lab and the Object Technology for Rapid Software Development Consortium."

F. Technical Data Exclusion:

     1. No deliverables are identified in a Statement of Work dated 3 Apr 1995 and in the event the Statement of Work is subsequently modified to include deliverables such deliverables shall be provided with data rights in accordance with this Article as described below.
     2. The following will not be required for delivery or disclosure under this Agreement, or as a result of any modification thereto, regardless of the point in time at which the development occurs. These limitations are based upon the fact that the items described below have been identified as "Developed Exclusively at Private Expense" as defined by DoD FAR Supplement 252.227-7013
(a)(12) or subject to a patent to which the Government will not have a license.

                                                  Agreement No. F30602-95-2-0006

        a. Consortium Member's design and development information, manufacturing, test processes, techniques and associated support tools for Object Oriented Programming including all Code, Computer Software Documentation, specifications, design concepts, test results and the like.
        b. Any Consortium Member's intellectual property or deliverables which are not specifically identified in the Statement of Work to this Agreement.

G. Except as specifically granted in this Agreement, the Government shall have no other license in Data by implication, estoppel or otherwise.

Article 23.  Foreign Access to Technology

This article shall remain in effect during the term of the agreement and for five (5) years thereafter.

A. Definitions
     "Foreign firm or institution" means a firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions or Canada. The term includes, for purposes of this agreement, any agency or instrumentality of a foreign government, and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.
     "Know-how" means all information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.
     "Technology" means discoveries, innovations, know-how and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, mask works, and copyrights developed under this agreement.

B. General. The parties agree that research findings and technology developments under the attached Statement of Work may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this agreement by foreign firms or institutions must be carefully controlled. The controls contemplated in this article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation (22 CFR pt. 121 et seq.), the DOD Industrial Security Regulation (DOD 5220.22-R) and the Department of Commerce Export Regulation
(15 CFR pt. 770 et. seq.)

C. Restrictions on Sale or Transfer of Technology to Foreign Firms or Institutions.
     1) In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3, and C.4 below shall apply to any transfer of Technology to

                                                  Agreement No. F30602-95-2-0006

Foreign Firms or Institutions. For purposes of this paragraph, a transfer includes a sale of a company to a Foreign Firm or Institution and sales or licensing of Technology to a Foreign Firm or Institution. As it relates to sales of a company to a Foreign Firm or Institution, subparagraph C.5 below will apply in lieu of the procedures stated in subparagraphs C.2, C.3 and C.4 Transfers do not include:
            a.   sales of products or components, or
            b. licenses of software or documentation related to sales of products or components, or
            c. transfer to foreign subsidiaries of the Consortium participants, or
            d. transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement, or

            e. non-exclusive licensing agreements, including, but not limited to, non-exclusive patent licensing agreements, provided the agreements do not include the transfer of any "know how", or
            f. transfer of technology brought to the Consortium as In-Kind contribution.

     2. The consortium shall provide timely notice to the Government of any proposed transfer from the consortium of technology developed with Government funding under this agreement to foreign firms or institutions. If the Government determines that the transfer may have adverse consequences to the national security interests of the United States, the consortium, its vendors, and the Government shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to the consortium.

     3. In any event, the consortium shall provide written notice to the Government program manager of any proposed transfer to a foreign firm or institution at least 60 calendar days prior to the proposed date of transfer. Such notice shall cite this article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty calendar days of receipt of the consortium's written notification, the grants officer shall advise the consortium whether it consents to the proposed transfer. In cases where the Government does not concur or sixty calendar days after receipt and the Government provides no decision, the consortium may utilize the procedures under the article entitled "Disputes." No transfer shall take place until a decision is rendered.

     4. Except as provided in subparagraph C.1 above and in the event the transfer of technology to foreign firms or institutions is approved by the Government, the consortium shall negotiate a license with the Government to the technology under terms that are reasonable under the circumstances prior to such transfer.

                                               Agreement   No. F30602-95-2-0006

     5) All Consortium Members, through the Consortium, shall file the appropriate notifications to the Committee on Foreign Investment in the US (CFIUS) under the Defense Production Act, and its implementing regulations 31 CFR Part 800 if there is a merger, acquisition or takeover of a Consortium Member by a foreign interest (as defined under 31 CFR 800.209). CFIUS has jurisdiction and CFIUS determination to allow or block a pending merger, acquisition, or takeover of a Consortium Member shall be final. The consortium will provide the Grants Officer a copy of such appropriate notifications made to CFIUS.

D. Lower Tier Agreements. The consortium shall include this article, suitably modified, to identify the parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, development, or research work.

PART VII.  TECHNICAL AND FINANCIAL REPORTING

Article 24.  Quarterly Reports

On or before ninety calendar days after the effective date of this agreement and quarterly thereafter throughout the term of this agreement, the CMC shall submit a quarterly report. Two copies shall be submitted or otherwise provided to the Government program manager, and one copy shall be submitted to the grants officer. The report will have two major sections:

A. Technical Status Report. The technical status report will detail technical progress to date and report on all problems, technical issues or major developments during the reporting period. The technical status report will include a report on the status of consortium collaborative activities during the period.

B. Business Status Report. The business status report shall provide summarized details of the resource status of this agreement, including the status of the contributions by all participants. This report will include a quarterly accounting of current expenditures as outlined in the Annual Program Plan. Any major deviations shall be explained with discussion of proposed actions to address the deviations.

Article 25.  Annual Program Plan

The CMC shall submit to the Government program manager one copy of the Annual Program Plan described in the article entitled "Program Management Planning Process." This plan shall be submitted not later than 30 calendar days following the annual plan review as described in the article entitled "Program Management Planning Process."

                                                  Agreement No. F30602-95-2-0006

Article 26.  Special Technical Reports

As agreed to by the consortium and the Government program manager, the CMC shall submit to the Government program manager one copy of special reports on significant events such as significant target accomplishments by the consortium/consortium members, significant tests, experiments, or symposia.

Article 27.  Final Report

A. Within 60 calendar days of completion or termination of this agreement, the CMC shall submit a Final Report consisting of two parts, one addressing the technical achievements and the second recapping the business/financial aspects of the agreement. The technical portion of the report should be suitable for publication and is to provide a recap of the program, discussing program accomplishments. With the approval of the Government program manager, reprints of published articles may be submitted or attached to the technical portion of the Final Report. The business portion of the report shall contain a separate discussion of total costs incurred, total costs contributed by each consortium member with an explanation for any deviations from the original business plan. The original and two copies shall be submitted to the Government program manager.

B. The CMC shall mark the final report delivered with the following distribution statement in accordance with MIL STD 1806:

      "Distribution Statement A. Approved for public release: distribution is unlimited"

PART VII.  MISCELLANEOUS PERFORMANCE ISSUES

Article 28.  Limitation of Liability

A. The consortium and consortium members agree to indemnify and hold harmless and defend the government, its employees and agents, against any liability or loss for any claim, including the cost of litigation, made by an employee or agent of the recipient, or persons claiming through them, for death, injury, loss or damage to their person or property arising in connection with the agreement, except to the extent that such death, injury, loss or damage arises solely from the negligence or willful misconduct of government employees.

B. The government shall not be liable to the consortium or consortium members whether directly or by way of contribution or indemnity, for any claim made by any person or other entity for personal injury or death, or for property damage or loss, arising in any way from this agreement, including, but not limited to, the later use, sale or other disposition of research and technical developments, whether by resulting products or otherwise, whether made or developed under this agreement, or whether contributed by either party, pursuant to this agreement, except as provided under the

                                                  Agreement No. F30602-95-2-0006

Federal Tort Claims Act (28 U.S.C. 2671 et seq.) or other Federal law where sovereign immunity has been waived. The consortium and consortium members shall indemnify the government against all such claims or proceedings and shall hold the government harmless for any resulting liabilities and lawsuits provided the recipient is reasonably notified of such claims and proceedings.

C. Claims for damages of any nature whatsoever pursued under this Agreement shall be limited to direct damages only up to the aggregate amount of the Government's funding disbursed as of the time the dispute arises. No claims for consequential, punitive, special and incidental damages, claims for lost profits, or other indirect damages shall be allowed. The Government agrees that there is no joint and several liability within the Consortium. The Consortium disclaims any liability for consequential, indirect, or special damages, except when such damages are caused by willful misconduct of the Consortium Management Committee personnel. In no event shall the liability of a Consortium Member or any other entity performing research activities under this Agreement exceed the funding it has received up to the time of incurring such liability.

Article 29.  Using Technical Information Resources

To the extent practical, the consortium will use the technical information resources of the Defense Technical Information Center (DTIC) and other Government or private facilities to investigate recent and on-going research and avoid needless duplication of scientific and engineering effort.

Article 30.  Procurement Standards

The consortium and consortium members will:

A. Follow basic principles of business intended to produce rational decisions and fair treatment in all contracts entered into under this agreement.

B. Comply with federal statutes, executive orders, regulations, and other legal requirements applicable to contracts entered into under this agreement.

PART IX. CERTIFICATIONS

Article 31. Certification

By signing the agreement or accepting funds under the agreement, the consortium agrees that each consortium member is providing the:

A. Certification at Appendix C, 32 CFR Part 25 regarding Drug-Free Workplace Requirements.

                                               Agreement No. F30602-95-2-0006

B. Certification at Appendix A, 32 CFR Part 25 regarding Debarment, Suspension, and Other Responsibility Matters-Primary Covered Transactions.

C. Certification at Appendix A, 32 CFR Part 28 regarding Lobbying.

D. Assurance at 32 CFR Part 56.9(b) regarding Nondiscrimination on the Basis of Handicap in Programs and Activities Assisted or Conducted by the Department of Defense.

E. Assurance at 32 CFR 195.6 regarding Nondiscrimination in Federally Assisted Programs of the Department of Defense-Effectuation of Title IV of the Civil Rights Act of 1964.

                 Cooperative Agreement Under 10 U.S.C. 2371
                                   between
                        The United States of America
                 U.S. Air Force, Air Force Materiel Command
                            Rome Laboratory/PKPF
                              26 Electronic Pky
                               Rome NY 13441-4514

                                      with

          Object Technology for Rapid Software Development Consortium
                             13100 Worldgate Drive
                                   Suite 340
                               Herndon, VA 22070

Agreement No.: F30602-95-2-0006, Modification No. P00002
Authority: 10 U.S.C. 2511/2371
ARPA Order: C540

1.   The purpose of this modification is as follows:

     (a) Page 1 is revised by changing "Griffiss AFB NY 13441-4514" to "Rome NY 13441-4514."

     (b) Attachment No. 1, Statement of Work, dated 3 April 1995 is hereby deleted in its entirety, and the revised Statement of Work, dated 20 November 1995 is substituted in lieu thereof.

     (c) Attachment No. 2, Schedule of Milestones, dated 3 April 1995 is hereby deleted in its entirety, and the revised Schedule of Milestones, dated 20 November 1995 is substituted in lieu thereof.

2. There is no monetary change to the subject agreement as a result of this modification.

For:  Object Technology for Rapid              For: The United States of America
      Software Development Consortium               Rome Laboratory

Joseph M. Fox                                       Carla Wallaesa   2/28/96
---------------------------------                   ----------------------------
Signature                Date                       Signature     Effective Date

                                                        CARLA WALLAESA
                                                         Grants Officer
---------------------------------                   ----------------------------
Name, Title                                         Name, Grants Officer